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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported)          February 8, 2001
                                                            ----------------



                            CTI GROUP (HOLDINGS) INC.
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               (Exact name of registrant as specified in charter)



         Delaware                 000-10560                 51-0308583
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 (State or Other Juris-    (Commission File Number)   (IRS Employer Identi-
 diction of Incorporation)                                fication No.)


2550 Eisenhower Avenue, Norristown, PA                        19403
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code    610-666-1700
                                                   -----------------



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         (Former name or former address, if changed since last report.)

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Item 5. Other Events.

         CTI Group (Holdings) Inc. ("CTIG") has been advised by Centillion Data Systems, Inc. ("Centillion"), with whom CTIG has a pending Agreement and Plan of Merger, that Centillion has settled a patent infringement action. The additional net after tax proceeds that Centillion expects to receive are approximately $6,500,000. These additional funds will be part of the merged company if the shareholders of each corporation approve the merger at the respective shareholders' meetings scheduled for February 12, 2001. As a result of these additional funds, it is currently anticipated that the Centillion shareholders will receive approximately 4,616,477 additional shares of CTIG Class A Common Stock upon consummation of the merger.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 CTI Group (Holdings) Inc.
                                 (Registrant)


Date: February 8, 2001           By:    /s/ Anthony P. Johns
                                        -------------------------------------
                                 Name:  Anthony P. Johns
                                 Title: President and Chief Executive Officer